Exhibit 1.01

Starbucks Corporation

Conflict Minerals Report

(For the Calendar Year Ended December 31, 2022)

This is Starbucks Corporation’s (“Starbucks”) 2022 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 for the reporting period of January 1, 2022, to December 31, 2022 (the “Reporting Period”).

I. Introduction

Starbucks sells a variety of merchandise, in addition to coffee and other beverages and food products, to customers through our company-operated stores and to licensees and foodservice operators for re-sale to their customers. We also sell certain equipment (such as coffee brewers and espresso machines) and furniture to some of these licensees and foodservice operators for their use but not for re-sale to customers. All of these products are manufactured directly or indirectly by our suppliers. As a result of our position in the supply chain, we have no direct or contractual relationships with mines, smelters, refiners or other lower-tier suppliers of Conflict Minerals (defined below) sourced by our suppliers.

II. Reasonable Country of Origin Inquiry

Starbucks conducted a reasonable country of origin inquiry (“RCOI”) under the Conflict Minerals Rule to determine whether any tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) necessary to the functionality or production of products which we manufactured or contracted to manufacture originated in the Democratic Republic of the Congo or adjoining countries (collectively, “Covered Countries” or “DRC”), or are from recycled or scrap sources. Starbucks assembled teams of Starbucks employees from our Legal, Supply Chain and Global Responsibility functions to support this inquiry. The Supply Chain team conducted an investigation to compile a list of suppliers of potentially relevant products manufactured during the Reporting Period containing Conflict Minerals. The team queried employees involved in procuring and selling such products manufactured during the Reporting Period, including with respect to whether the Conflict Minerals were necessary for the functionality or production of the product and identifying the supplier of the product. If there was uncertainty as to whether Conflict Minerals were necessary to the functionality or the production of the product, the supplier remained on the list. A total of 35 suppliers (“Identified Suppliers”) were identified.

Starbucks also engaged a third-party service provider (“Service Provider”) to assist Starbucks with our RCOI and engage with Identified Suppliers. Starbucks worked with our Service Provider to collect information about the presence and sourcing of Conflict Minerals used in the products and components supplied to Starbucks. Our Service Provider utilizes an online system to collect, store and review information provided by suppliers, to identify downstream suppliers and sourcing practices, track information on smelters and refiners, and to identify risks in sourcing practices. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”).

An introductory e-mail from Starbucks was sent to the Identified Suppliers describing the Conflict Minerals Rule and identifying our Service Provider as the third-party service provider assisting Starbucks with supplier engagement and the Conflict Minerals Rule’s compliance process. The introductory e-mail also conveyed that Starbucks expected the Identified Suppliers to cooperate with the compliance process. Following the introductory e-mail, our Service Provider sent a subsequent e-mail to the Identified Suppliers containing a registration and survey request link for the online data collection platform.

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Identified Suppliers were also given access to our Service Provider’s supplier resource center. The Service Provider’s supplier resource center contains materials on the Conflict Minerals compliance requirements and process, applicable regulations, and answers to frequently asked questions concerning Conflict Minerals tracing, and also provides opportunities to participate in webinars providing information on the Conflict Minerals Rule.

Following the initial introductions to the program and information request, reminder e-mails were sent to each non-responsive Identified Supplier requesting survey completion. Identified Suppliers who remained non-responsive to these e-mail reminders were contacted by our Service Provider by telephone and offered assistance. If, after these efforts, an Identified Supplier still did not register or provide the information requested, Starbucks contacted the unresponsive Identified Supplier by e-mail and telephone to request their participation in the program. Our Service Provider then followed up with an e-mail to the Identified Supplier.

Identified Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Where an Identified Supplier was unable to provide a CMRT, our Service Provider requested information on the Identified Supplier’s suppliers of products or components which may require 3TG for their production or functionality. These suppliers, and subsequent tiers of suppliers as needed, were then engaged by our Service Provider following the contact procedures explained above.

The responses from Identified Suppliers were evaluated for plausibility, consistency and gaps, and additional contact was made with Identified Suppliers as needed to seek to resolve any inconsistencies and gaps.

Our Service Provider maintains an SOR database to document which companies are known metal processors (i.e., verified) and which companies are exclusive recyclers, as well as mine country-of-origin information and DRC conflict-free certification status. Our Service Provider collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified SORs are flagged, and suppliers are asked for further clarification.

III. Results of RCOI

Of the 35 Identified Suppliers engaged in the RCOI, 91% responded. Of these responding suppliers, 56% indicated that the products they supplied to Starbucks contained Conflict Minerals necessary to the functionality or production of such products. These products include certain equipment sold to licensees. Based on the RCOI process described above, 343 SORs were identified as sources of Conflict Minerals that may be contained in products we manufactured or contracted to manufacture during the Reporting Period. These SORs are listed in Annex I below. Based on the RCOI, Starbucks believes that the countries of origin of the Conflict Minerals may include the countries listed in Annex II below, as well as recycled or scrap sources.

Of the 343 SORs that were identified as sources of Conflict Minerals through the RCOI, there was an indication that 50 may have been sourcing from the DRC.

Starbucks determined that it was required to exercise due diligence on the Conflict Minerals’ source and chain of custody.

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IV. Due Diligence

Due Diligence Design: Starbucks designed its due diligence measures based upon the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the supplements thereto.

Due Diligence Measures Performed

As part of our due diligence process, Starbucks also engaged with our Service Provider.

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation was conducted by our Service Provider to determine the source and chain-of-custody of the Conflict Minerals. Our Service Provider relied on the following internationally accepted audit standards to determine which SORs were considered not to be sourcing Conflict Minerals that directly or indirectly finance or benefit armed groups in the DRC: the Responsible Minerals Initiative’s Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification (such SORs are referred to as “Certified SORs”).

If the SOR was not certified by the above internationally recognized standards, our Service Provider attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs engaged in to track the chain-of-custody or the source of mineral ores.

In addition to the due diligence measures described above, we have a Conflict Minerals Policy Statement, which is publicly available at http://www.starbucks.com/responsibility/reporting-hub, under the heading “Policies and Practices” and the due diligence findings were reported to senior management.

V. Due Diligence Findings

As of April 21, 2022, 45 of the 50 SORs for which there was an indication that they may have been sourcing from the DRC were Certified SORs. Starbucks is not voluntarily electing to describe any of its products as “DRC conflict free.”

VI. Future Measures

Starbucks intends to continue its due diligence measures by taking the following steps:

•	Working with its suppliers to help them understand and comply with the Starbucks Conflict Minerals Policy Statement; and

•	Continuing to work with its suppliers to obtain accurate information regarding their Conflict Minerals SORs and updating appropriate contractual obligations.

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ANNEX I

Metal	Official Smelter Name

Gold	8853 S.p.A.

Gold	ABC Refinery Pty Ltd.

Gold	Abington Reldan Metals, LLC

Gold	Advanced Chemical Company

Gold	African Gold Refinery

Gold	Aida Chemical Industries Co., Ltd.

Gold	Al Etihad Gold Refinery DMCC

Gold	Albino Mountinho Lda.

Gold	Alexy Metals

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.

Gold	Almalyk Mining and Metallurgical Complex (AMMC)

Gold	AngloGold Ashanti Corrego do Sitio Mineracao

Gold	Argor-Heraeus S.A.

Gold	Asahi Pretec Corp.

Gold	Asahi Refining Canada Ltd.

Gold	Asahi Refining USA Inc.

Gold	Asaka Riken Co., Ltd.

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Gold	AU Traders and Refiners

Gold	Augmont Enterprises Private Limited

Gold	Aurubis AG

Gold	Bangalore Refinery

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Gold	Boliden AB

Gold	C. Hafner GmbH + Co. KG

Gold	C.I Metales Procesados Industriales SAS

Gold	Caridad

Gold	CCR Refinery - Glencore Canada Corporation

Gold	Cendres + Metaux S.A.

Gold	CGR Metalloys Pvt Ltd.

Gold	Chimet S.p.A.

Gold	Chugai Mining

Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	Degussa Sonne / Mond Goldhandel GmbH

Gold	Dijllah Gold Refinery FZC

Gold	Dongwu Gold Group

Gold	Dowa

Gold	DSC (Do Sung Corporation)

Gold	Eco-System Recycling Co., Ltd. East Plant

Gold	Eco-System Recycling Co., Ltd. North Plant

Gold	Eco-System Recycling Co., Ltd. West Plant

Gold	Emerald Jewel Industry India Limited (Unit 1)

Gold	Emerald Jewel Industry India Limited (Unit 2)

Gold	Emerald Jewel Industry India Limited (Unit 3)

Gold	Emerald Jewel Industry India Limited (Unit 4)

Gold	Emirates Gold DMCC

Gold	Fidelity Printers and Refiners Ltd.

Gold	Fujairah Gold FZC

Gold	Geib Refining Corporation

Gold	GGC Gujrat Gold Centre Pvt. Ltd.

Gold	Gold by Gold Colombia

Gold	Gold Coast Refinery

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.

Gold	Great Wall Precious Metals Co., Ltd. of CBPM

Gold	Guangdong Jinding Gold Limited

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Heimerle + Meule GmbH

Gold	Heraeus Metals Hong Kong Ltd.

Gold	Heraeus Precious Metals GmbH & Co. KG

Gold	Hunan Chenzhou Mining Co., Ltd.

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.

Gold	HwaSeong CJ CO., LTD.

Gold	Industrial Refining Company

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.

Gold	International Precious Metal Refiners

Gold	Ishifuku Metal Industry Co., Ltd.

Gold	Istanbul Gold Refinery

Gold	Italpreziosi

Gold	JALAN & Company

Gold	Japan Mint

Gold	Jiangxi Copper Co., Ltd.

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Gold	JSC Uralelectromed

Gold	JX Nippon Mining & Metals Co., Ltd.

Gold	K.A. Rasmussen

Gold	Kaloti Precious Metals

Gold	Kazakhmys Smelting LLC

Gold	Kazzinc

Gold	Kennecott Utah Copper LLC

Gold	KGHM Polska Miedz Spolka Akcyjna

Gold	Kojima Chemicals Co., Ltd.

Gold	Korea Zinc Co., Ltd.

Gold	Kundan Care Products Ltd.

Gold	Kyrgyzaltyn JSC

Gold	Kyshtym Copper-Electrolytic Plant ZAO

Gold	L’azurde Company For Jewelry

Gold	L’Orfebre S.A.

Gold	Lingbao Gold Co., Ltd.

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Gold	LS-NIKKO Copper Inc.

Gold	LT Metal Ltd.

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Gold	Marsam Metals

Gold	Materion

Gold	Matsuda Sangyo Co., Ltd.

Gold	MD Overseas

Gold	Metal Concentrators SA (Pty) Ltd.

Gold	Metallix Refining Inc.

Gold	Metalor Technologies (Hong Kong) Ltd.

Gold	Metalor Technologies (Singapore) Pte., Ltd.

Gold	Metalor Technologies (Suzhou) Ltd.

Gold	Metalor Technologies S.A.

Gold	Metalor USA Refining Corporation

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.

Gold	Mitsubishi Materials Corporation

Gold	Mitsui Mining and Smelting Co., Ltd.

Gold	MMTC-PAMP India Pvt., Ltd.

Gold	Modeltech Sdn Bhd

Gold	Morris and Watson

Gold	Moscow Special Alloys Processing Plant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.

Gold	Navoi Mining and Metallurgical Combinat

Gold	NH Recytech Company

Gold	Nihon Material Co., Ltd.

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH

Gold	Ohura Precious Metal Industry Co., Ltd.

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)

Gold	OJSC Novosibirsk Refinery

Gold	PAMP S.A.

Gold	Pease & Curren

Gold	Penglai Penggang Gold Industry Co., Ltd.

Gold	Planta Recuperadora de Metales SpA

Gold	Prioksky Plant of Non-Ferrous Metals

Gold	PT Aneka Tambang (Persero) Tbk

Gold	PX Precinox S.A.

Gold	QG Refining, LLC

Gold	Rand Refinery (Pty) Ltd.

Gold	Refinery of Seemine Gold Co., Ltd.

Gold	REMONDIS PMR B.V.

Gold	Royal Canadian Mint

Gold	SAAMP

Gold	Sabin Metal Corp.

Gold	Safimet S.p.A

Gold	SAFINA A.S.

Gold	Sai Refinery

Gold	Samduck Precious Metals

Gold	SAMWON METALS Corp.

Gold	Sancus ZFS (L’Orfebre, SA)

Gold	Sellem Industries Ltd.

Gold	SEMPSA Joyeria Plateria S.A.

Gold	Shandong Gold Smelting Co., Ltd.

Gold	Shandong Humon Smelting Co., Ltd.

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.

Gold	Shenzhen CuiLu Gold Co., Ltd.

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.

Gold	Shirpur Gold Refinery Ltd.

Gold	Sichuan Tianze Precious Metals Co., Ltd.

Gold	Singway Technology Co., Ltd.

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals

Gold	Solar Applied Materials Technology Corp.

Gold	Sovereign Metals

Gold	State Research Institute Center for Physical Sciences and Technology

Gold	Sudan Gold Refinery

Gold	Sumitomo Metal Mining Co., Ltd.

Gold	SungEel HiMetal Co., Ltd.

Gold	Super Dragon Technology Co., Ltd.

Gold	T.C.A S.p.A

Gold	Tanaka Kikinzoku Kogyo K.K.

Gold	Tokuriki Honten Co., Ltd.

Gold	Tongling Nonferrous Metals Group Co., Ltd.

Gold	TOO Tau-Ken-Altyn

Gold	Torecom

Gold	Umicore Precious Metals Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining

Gold	United Precious Metal Refining, Inc.

Gold	Valcambi S.A.

Gold	WEEEREFINING

Gold	Western Australian Mint (T/a The Perth Mint)

Gold	WIELAND Edelmetalle GmbH

Gold	Yamakin Co., Ltd.

Gold	Yokohama Metal Co., Ltd.

Gold	Yunnan Copper Industry Co., Ltd.

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Tantalum	5D Production OU

Tantalum	AMG Brasil

Tantalum	Changsha South Tantalum Niobium Co., Ltd.

Tantalum	D Block Metals, LLC

Tantalum	F&X Electro-Materials Ltd.

Tantalum	FIR Metals & Resource Ltd.

Tantalum	Global Advanced Metals Aizu

Tantalum	Global Advanced Metals Boyertown

Tantalum	H.C. Starck Inc.

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

Tantalum	Jiangxi Tuohong New Raw Material

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.

Tantalum	Jiujiang Tanbre Co., Ltd.

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.

Tantalum	KEMET de Mexico

Tantalum	Metallurgical Products India Pvt., Ltd.

Tantalum	Mineracao Taboca S.A.

Tantalum	Mitsui Mining and Smelting Co., Ltd.

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.

Tantalum	NPM Silmet AS

Tantalum	QuantumClean

Tantalum	Resind Industria e Comercio Ltda.

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.

Tantalum	Solikamsk Magnesium Works OAO

Tantalum	Taki Chemical Co., Ltd.

Tantalum	TANIOBIS Co., Ltd.

Tantalum	TANIOBIS GmbH

Tantalum	TANIOBIS Japan Co., Ltd.

Tantalum	TANIOBIS Smelting GmbH & Co. KG

Tantalum	Telex Metals

Tantalum	Ulba Metallurgical Plant JSC

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED

Tantalum	XinXing Haorong Electronic Material Co., Ltd.

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.

Tin	Alpha

Tin	An Vinh Joint Stock Mineral Processing Company

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.

Tin	China Tin Group Co., Ltd.

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda

Tin	CRM Synergies

Tin	CV Ayi Jaya

Tin	CV Venus Inti Perkasa

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.

Tin	Dowa

Tin	DS Myanmar

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Tin	EM Vinto

Tin	Estanho de Rondonia S.A.

Tin	Fabrica Auricchio Industria e Comercio Ltda.

Tin	Fenix Metals

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.

Tin	Gejiu Kai Meng Industry and Trade LLC

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Tin	Jiangxi New Nanshan Technology Ltd.

Tin	Luna Smelter, Ltd.

Tin	Magnu’s Minerais Metais e Ligas Ltda.

Tin	Malaysia Smelting Corporation (MSC)

Tin	Melt Metais e Ligas S.A.

Tin	Metallic Resources, Inc.

Tin	Metallo Belgium N.V.

Tin	Metallo Spain S.L.U.

Tin	Mineracao Taboca S.A.

Tin	Minsur

Tin	Mitsubishi Materials Corporation

Tin	Modeltech Sdn Bhd

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company

Tin	Novosibirsk Processing Plant Ltd.

Tin	O.M. Manufacturing (Thailand) Co., Ltd.

Tin	O.M. Manufacturing Philippines, Inc.

Tin	Operaciones Metalurgicas S.A.

Tin	Pongpipat Company Limited

Tin	Precious Minerals and Smelting Limited

Tin	PT Aries Kencana Sejahtera

Tin	PT Artha Cipta Langgeng

Tin	PT ATD Makmur Mandiri Jaya

Tin	PT Babel Inti Perkasa

Tin	PT Babel Surya Alam Lestari

Tin	PT Bangka Prima Tin

Tin	PT Bangka Serumpun

Tin	PT Bangka Tin Industry

Tin	PT Belitung Industri Sejahtera

Tin	PT Bukit Timah

Tin	PT Cipta Persada Mulia

Tin	PT Menara Cipta Mulia

Tin	PT Mitra Stania Prima

Tin	PT Mitra Sukses Globalindo

Tin	PT Panca Mega Persada

Tin	PT Premium Tin Indonesia

Tin	PT Prima Timah Utama

Tin	PT Putera Sarana Shakti (PT PSS)

Tin	PT Rajawali Rimba Perkasa

Tin	PT Refined Bangka Tin

Tin	PT Sariwiguna Binasentosa

Tin	PT Stanindo Inti Perkasa

Tin	PT Sukses Inti Makmur

Tin	PT Timah Nusantara

Tin	PT Timah Tbk Kundur

Tin	PT Timah Tbk Mentok

Tin	PT Tinindo Inter Nusa

Tin	PT Tirus Putra Mandiri

Tin	PT Tommy Utama

Tin	Resind Industria e Comercio Ltda.

Tin	Rui Da Hung

Tin	Super Ligas

Tin	Thaisarco

Tin	Tin Technology & Refining

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company

Tin	VQB Mineral and Trading Group JSC

Tin	White Solder Metalurgia e Mineracao Ltda.

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Tin	Yunnan Tin Company Limited

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.

Tungsten	A.L.M.T. TUNGSTEN Corp.

Tungsten	ACL Metais Eireli

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.

Tungsten	Artek LLC

Tungsten	Asia Tungsten Products Vietnam Ltd.

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.

Tungsten	China Molybdenum Co., Ltd.

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.

Tungsten	Cronimet Brasil Ltda

Tungsten	DONGKUK INDUSTRIES CO., LTD.

Tungsten	Fujian Ganmin RareMetal Co., Ltd.

Tungsten	Fujian Xinlu Tungsten

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.

Tungsten	Global Tungsten & Powders Corp.

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.

Tungsten	H.C. Starck Tungsten GmbH

Tungsten	HANNAE FOR T Co., Ltd.

Tungsten	Hunan Chenzhou Mining Co., Ltd.

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.

Tungsten	Hydrometallurg, JSC

Tungsten	Japan New Metals Co., Ltd.

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.

Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.

Tungsten	JSC “Kirovgrad Hard Alloys Plant”

Tungsten	Kennametal Fallon

Tungsten	Kennametal Huntsville

Tungsten	Lianyou Metals Co., Ltd.

Tungsten	LLC Vostok

Tungsten	Malipo Haiyu Tungsten Co., Ltd.

Tungsten	Masan High-Tech Materials

Tungsten	Moliren Ltd.

Tungsten	Niagara Refining LLC

Tungsten	NPP Tyazhmetprom LLC

Tungsten	OOO “Technolom” 1

Tungsten	OOO “Technolom” 2

Tungsten	Philippine Chuangxin Industrial Co., Inc.

Tungsten	TANIOBIS Smelting GmbH & Co. KG

Tungsten	Unecha Refractory Metals Plant

Tungsten	Wolfram Bergbau und Hutten AG

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.

Tungsten	Xiamen Tungsten Co., Ltd.

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

ANNEX II

Country of Origin

Angola	Guyana	Papua New Guinea

Argentina	Hong Kong	Peru

Armenia	Hungary	Philippines

Australia	India	Poland

Austria	Indonesia	Portugal

Belarus	Ireland	Russian Federation

Belgium	Israel	Rwanda

Bermuda	Italy	Saudi Arabia

Bolivia	Ivory Coast	Sierra Leone

Brazil	Japan	Singapore

Burundi	Jersey	Slovakia

Cambodia	Kazakhstan	South Africa

Canada	Kenya	South Sudan

Central African Republic	Korea, Republic of	Spain

Chile	Kyrgyzstan	Suriname

China	Laos	Sweden

Colombia	Luxembourg	Switzerland

Congo (Brazzaville)	Madagascar	Taiwan

Czech Republic	Malaysia	Tajikistan

Djibouti	Mali	Tanzania

DRC- Congo (Kinshasa)	Mexico	Thailand

Ecuador	Mongolia	Turkey

Egypt	Morocco	Uganda

Estonia	Mozambique	United Arab Emirates

Ethiopia	Myanmar	United Kingdom

Finland	Namibia	United States

France	Netherlands	Uzbekistan

Germany	New Zealand	Viet Nam

Ghana	Niger	Zambia

Guinea	Nigeria	Zimbabwe

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